    As filed with the Securities and Exchange Commission on August __, 1998
                                                           Registration No.333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                         MAGAININ PHARMACEUTICALS INC.
             (Exact name of registrant as specified in its charter)


Delaware                                      2834                      13-3445668
--------                                      ----                      ----------
(State or other jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
incorporation or organization)         Classification No.)          Identification No.)

                         MAGAININ PHARMACEUTICALS INC.
                         1998 Equity Compensation Plan
                         -----------------------------
                            (Full Title of the Plan)

                               5110 Campus Drive
                           Plymouth Meeting, PA 19462
                                 (610) 941-4020
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              MICHAEL R. DOUGHERTY
                     President, Chief Executive Officer and
                            CHIEF FINANCIAL OFFICER
                         MAGAININ PHARMACEUTICALS INC.
                               5110 CAMPUS DRIVE
                           PLYMOUTH MEETING, PA 19462
                                 (610) 941-4020
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                                 DAVID R. KING
                          MORGAN, LEWIS & BOCKIUS LLP
                             2000 ONE LOGAN SQUARE
                         PHILADELPHIA, PA  19103-6993
                                (215) 963-5000

                        CALCULATION OF REGISTRATION FEE

 Title of each class         Amount to be             Proposed maximum       Proposed maximum     Amount of
 of securities to be          registered          offering price per share       aggregate      registration
 registered                                                  (1)              offering price(1)      fee
-------------------------------------------------------------------------------------------------------------
    Common Stock,          1,500,000 shares               $4.84                 $7,266,000        $2,145.00
   $.002 par value
=============================================================================================================

(1) Based on the average of the reported high and low prices of the Company's Common Stock, as reported on the Nasdaq National Market on August 19, 1998, estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed by Magainin Pharmaceuticals Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

  1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

  2. Proxy Statement for the Annual Meeting of Shareholders held on May 13,
     1998.

  3. The Registrant's Quarterly Report on Form10-Q, as amended on Form 10-Q/A, for the quarterly period ended March 31, 1998.

  4. The Registrant's Quarterly Report on Form10-Q for the quarterly period ended June 30, 1998.

  5. The description of the Registrant's Common Stock which is contained in the Registrant's Registration Statement on Form 8-A filed under the Exchange Act on November 7, 1991 and as amended on January 15, 1993, including any amendment or reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

  Experts
  -------
     The financial statements of the Registrant as of December 31, 1997 and December 31, 1996 and for each of the years in the three-year period ended December 31, 1997, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been incorporated by reference in this Registration Statement in reliance upon the report of Richard A. Eisner & Company, LLP, independent auditors, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing. To the extent that Richard A. Eisner & Company, LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in this Registration Statement in reliance upon their reports to be given upon said authority.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations,
     Article 9 of the Registrant's By-Laws provides for the indemnification of directors, officers, employees and agents of the Registrant to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Registrant's By-laws permit it to purchase insurance on behalf of such person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status a such, whether or not the Registrant would have the power to indemnify him against such liability under the foregoing provision of the By-laws.


Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not applicable.

Item 8.  Exhibits.
         --------

      The following Exhibits are filed as part of this Registration Statement:

 4.1  Restated Certificate of Incorporation, as amended (Exhibit 3.1)(1)

 4.2  By-laws (Exhibit 3.2)(2)

 4.3  Specimen Stock Certificate for Shares of Common Stock (Exhibit 4.1)(3)

 4.4  Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan

 4.5 Form of Employee Non-Qualified Stock Option Agreement under 1998 Equity Compensation Plan

 4.6 Form of Employee Incentive Stock Option Agreement under 1998 Equity Compensation Plan

 4.7  Form of Restricted Stock Grant Agreement under 1998 Equity Compensation
          Plan

 5    Opinion of Morgan, Lewis & Bockius LLP

 23.1 Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)

 23.2 Consent of Richard A. Eisner & Company, LLP

 24   Power of Attorney (contained on signature page of this Registration
      Statement)
  _________________

  (1) Filed as an Exhibit to the Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 24, 1992.

  (2) Filed as an Exhibit to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 24, 1991.

  (3) Filed as an Exhibit to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 27, 1991.

Item 9.  Undertakings.
         ------------

     (a) The undersigned Registrant hereby undertakes:

       1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
                (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Plymouth Meeting, Pennsylvania, on this 11th day of August, 1998.

                                    MAGAININ PHARMACEUTICALS INC.

                                BY: /s/ Michael R. Dougherty
                                    -------------------------
                                    Michael R. Dougherty
                                    President, Chief Executive Officer,
                                    Chief Financial Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zola P. Horovitz, Chairman, and Michael R. Dougherty, President, Chief Executive Officer, Chief Financial Officer and Director, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


             Signature                                      Title                                        Date
-----------------------------------  ---------------------------------------------------  ----------------------------------
/s/ Zola P. Horovitz, Ph.D.
-----------------------------------  Chairman of the Board                                August 11, 1998
Zola P. Horovitz, Ph.D.

/s/ Michael R. Dougherty
-----------------------------------  President, Chief Executive Officer, Chief            August 11, 1998
Michael R. Dougherty                 Financial Officer and Director
                                     (Principal Executive, Financial and Accounting
                                     Officer)

/s/ Michael A. Zasloff, M.D., Ph.D.
-----------------------------------  Vice Chairman, Executive Vice President and          August 11, 1998
Michael A. Zasloff, M.D., Ph.D.      Director

/s/ Roy C. Levitt, M.D.
-----------------------------------  Chief Operating Officer and Director                 August 11, 1998
Roy C. Levitt, M.D.

/s/ Bernard Canavan, M.D.
-----------------------------------  Director                                             August 11, 1998
Bernard Canavan, M.D.

/s/ Charles A. Sanders, M.D.
-----------------------------------  Director                                             August 11, 1998
Charles A. Sanders, M.D.

/s/ Robert F. Shapiro
-----------------------------------  Director                                             August 11, 1998
Robert F. Shapiro

/s/ James B. Wyngaarden
-----------------------------------  Director                                             August 11, 1998
James B. Wyngaarden


                                  INDEX TO EXHIBITS
                                  -----------------


EXHIBIT
NUMBER                           DOCUMENT                                              PAGE NUMBER
------                           --------                                              -----------
  4.4*  Magainin Pharmaceuticals Inc. 1998 Equity Compensation Plan

  4.5*  Form of Employee Non-Qualified Stock Option Agreement under 1998 Equity
        Compensation Plan

  4.6*  Form of Employee Incentive Stock Option Agreement under 1998 Equity
        Compensation Plan

  4.7*  Form of Restricted Stock Grant under 1998 Equity Compensation Plan

  5* Opinion of Morgan, Lewis & Bockius LLP regarding legality of Securities being registered.

  23.1  Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5).

  23.2* Consent of Richard A. Eisner & Company, LLP.

  24    Powers of Attorney (included on the signature page).

----------------
*   Filed herewith